EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT

                     NAME OF COMPANY STATE OF INCORPORATION



      Semotus Systems, Corp.                      British Columbia, Canada

      Expand Beyond Corporation                   Delaware

      WizShop.com, Inc.                           Delaware